                                                                    EXHIBIT 10.3



                          FINANCIAL ADVISORY AGREEMENT


         THIS FINANCIAL ADVISORY AGREEMENT, dated August 21, 1998 (this "Agreement"), is made and entered into between Coho Energy, Inc., a Texas corporation (the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         WHEREAS, an affiliate of HMCo, HM 4 Coho, L.P., a Texas partnership ("Purchaser"), is, as of the date of this Agreement, entering into an agreement (the "Purchase Agreement") with the Company to purchase a portion of the capital stock of the Company ( the "Transaction"); and

         WHEREAS, the Company has requested that HMCo render, and HMCo has rendered, financial advisory services to the Company and its subsidiaries in connection with the negotiation of the transaction; and

         WHEREAS, the Company has requested that HMCo render financial advisory, investment banking, and other similar services to the Company and its subsidiaries with respect to any future proposals for (a) the acquisition by any person or group of beneficial ownership of (i) a majority of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors, or (ii) a majority of the Company's outstanding capital stock, (b) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction or sale or other disposition (whether in a single transaction or series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (unless the holders of the outstanding securities of the Company entitled to vote generally in the election of directors prior to such transaction continue to own at least a majority of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction upon the completion of such transaction), (c) the sale of oil and gas properties of the Company or its subsidiaries involving consideration of $100 million or more, (d) any acquisition by the Company or its subsidiaries involving consideration of $100 million or more of (i) a majority of the voting power of the then outstanding voting securities of any corporation entitled to voting generally in the election of directors or (ii) a majority of the ownership interests of an entity other than a corporation (whether by merger, tender offer, exchange offer or similar extraordinary transaction), or (e) any acquisition by the Company or its subsidiaries of oil and gas properties or other assets involving consideration of $100 million or more (collectively, "Additional Transactions");

         NOW, THEREFORE, in consideration of the services rendered and to be rendered by HMCo to the Company and its subsidiaries and to evidence the obligations of the Company to HMCo and the mutual covenants herein contained, the Company and HMCo hereby agree as follows:

         1.       Retention.

                  (a) The Company hereby acknowledges that it has retained HMCo for the benefit of the Company and its subsidiaries, and HMCo acknowledges that it has acted, as financial advisor to the Company and its subsidiaries in connection with the Transaction.

                  (b) The Company acknowledges that, effective as of the First Closing (as defined in the Purchase Agreement), it has retained HMCo as the exclusive financial advisor in connection with any Additional Transactions that may be consummated during the term of this Agreement, and that the Company will not, and will cause its subsidiaries not to, retain any other person or entity to provide such services in connection with any such Additional Transaction, unless the Chief Executive Officer of the Company (the "CEO") and HMCo mutually agree that the retention by the Company of a second financial advisor in addition to HMCo would be appropriate with respect to a given Additional Transaction; and provided, that the Company, at the discretion of the CEO, may elect not to retain a financial advisor with respect to a particular Additional Transaction and in such event HMCo shall not be entitled to receive the fee set forth in Section 3(b) below. HMCo agrees that it shall provide such financial advisory, investment banking, and other similar services in connection with any such Additional Transaction as may be requested from time to time by the board of directors of the Company.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (a) the tenth anniversary of the date hereof or (b) the date on which Purchaser and its affiliates cease to own beneficially, directly or indirectly, at least five percent of the outstanding equity securities of the Company or its successors; provided that no termination of this Agreement shall eliminate the obligations of the Company under Section 3(a) hereof.

         3. Compensation. (a) As compensation for HMCo's services as a financial advisor to the Company and its subsidiaries in connection with the Transaction, the Company is paying HMCo a cash fee of $1,250,000 by wire transfer of immediately available funds concurrently herewith and hereby irrevocably agrees to pay HMCo:

                           (i) a cash fee of $1,250,000 by wire transfer of immediately available funds on the First Closing Date (as defined in the Purchase Agreement);

                           (ii) if the shareholders of the Company shall have approved the transactions contemplated by the Purchase Agreement on or before December 31, 1998, a cash fee of $7,500,000 by wire transfer of immediately available funds on the Second Closing Date (as defined in the Purchase Agreement); and

                           (iii) if the shareholders of the Company shall not have approved the transactions contemplated by the Purchase Agreement on or before December 31, 1998, a fee of $7,500,000 ($8,750,000 if the First Closing shall not have occurred (as defined in the Purchase Agreement) by wire transfer of immediately available funds on December 31, 1998; provided however, that the Company may elect to satisfy such obligation through the payment of $2,500,000 ($3,750,000) if the First Closing shall not have occurred) by wire transfer of immediately available funds and the issuance to HMCo of 1,000,000 shares of common stock, par value $.01 per share, of the Company; and provided further that such shares shall have been approved for listing on The Nasdaq Stock Market National Market System and that the Company shall have received all other required consents and approvals to the issuance of such shares.

                  (b) As compensation for HMCo's financial advisory, investment banking, and other similar services rendered in connection with any Additional Transaction pursuant to Section 1(b) hereof, the Company shall pay to HMCo, at the closing of any such Additional Transaction, a fee payable in cash in an amount equal to the amount of fees then charged by first tier investment banking firms for similar advisory services rendered in connection with transactions similar to such Additional Transaction; provided, however, that (c) such fee shall be divided equally between HMCo and any additional financial advisor retained by the Company as provided in the first sentence of Section 1(b) and
(d) HMCo shall not be entitled to a fee with respect to any Additional Transaction for which the CEO elects not to retain a financial advisor.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to reimburse HMCo, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel) incurred by HMCo (a) as financial advisor to the Company or any of its subsidiaries in connection with the Transaction or (b) in connection with the performance by it of the services contemplated by Section 1(b) hereof.

         5. Indemnification. The Company shall indemnify and hold harmless each of HMCo, its affiliates, and their respective directors, officers, partners, members, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (a) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or any of its subsidiaries or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's or any of its subsidiaries' consent or in conformity with the Company's or any such subsidiaries' instructions or the Company's or any such subsidiaries' actions or omissions or (b) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (b) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Company also agrees that neither HMCo nor any other Indemnified Person shall have any liability to the Company or any of its subsidiaries for or in connection with such engagement except for any claims, liabilities, losses, damages, or expenses incurred by the Company or any such subsidiary to the extent the same have resulted from HMCo's bad faith, gross negligence or willful misconduct. The Company further agrees that it will not, and the Company will cause its subsidiaries to not, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents, and shall cause its subsidiaries to consent, to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against HMCo or any other Indemnified Person.

         It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for the Company or any of its subsidiaries in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

         The Company further understands that if HMCo is asked to furnish the Company or any of its subsidiaries a financial opinion letter or to act for the Company or any such subsidiary in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by the Company or any of its subsidiaries to HMCo solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Other Understanding. All discussions, understandings, and agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            COHO ENERGY, INC.


                                            By:   /s/ Jeffrey Clarke
                                               -------------------------------
                                            Name:     Jeffrey Clarke
                                                 -----------------------------
                                            Title:    Chief Executive Officer
                                                  ----------------------------

                                            HICKS, MUSE & CO. PARTNERS, L.P.

                                            By:   HM PARTNERS INC.,
                                                  its General Partner



                                            By:    /s/ Daniel S. Dross
                                               --------------------------------
                                            Name:      Daniel S. Dross
                                                 ------------------------------
                                            Title:     Senior Vice President
                                                  -----------------------------